Amendment No. 7 to the Third Amended and Restated Administration Agreement

This Amendment No. 7, dated September 25, 2020 (the “Effective Date”) to the Third Amended and Restated Administration Agreement (this “Amendment”), by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the “Trust”) and Segall Bryant & Hamill LLC (“SBH LLC”).

WHEREAS, the Trust and SBH LLC entered into a Third Amended and Restated Administration Agreement dated May 1, 2012, as amended (the “Agreement”); and

WHEREAS, on April 8, 2020, the Trust liquidated the Segall Bryant & Hamill Micro Cap Fund; and

WHEREAS, on September 17, 2020, the Trust liquidated the Segall Bryant & Hamill Mid Cap Value Dividend Fund; and

WHEREAS, on September 22, 2020 the Trust renamed the Segall Bryant & Hamill Global Large Cap Fund to the Segall Bryant & Hamill Global All Cap Fund; and

WHEREAS, on September 25, 2020 the Segall Bryant & Hamill Small Cap Value Dividend Fund was merged into the Segall Bryant & Hamill Small Cap Value Fund;

NOW THEREFORE,

1.	The Parties agree to delete Exhibit 1 in its entirety and replace it with a new Exhibit 1 attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective

Date.

SEGALL BRYANT & HAMILL TRUST	SEGALL BRYANT & HAMILL LLC

By: ____________________	By: ____________________
Name: Jasper R. Frontz	Name: Philip L. Hildebrandt
Title: Treasurer and Chief Compliance Officer	Title: Chief Executive Officer

:

EXHIBIT 1

(effective as of September 25, 2020)

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Core Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global All Cap Fund

Segall Bryant & Hamill Workplace Equality Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund